J.P.Morgan
April 2, 2009
Dear Valued Client:
          As you are aware, JPMorgan Chase & Co. (“J.P. Morgan Chase”) acquired The Bear Stearns Companies Inc. on June 1, 2008. The merger unites the services of one of the most established prime brokerage platforms in the industry with those of a leading global custodian—offering you access to the full resources of one of the world’s strongest, most trusted financial institutions. To capitalize on the synergies of the merger, J.P. Morgan Chase would like to consolidate the custody businesses of the merged companies into JPMorgan Chase Bank, N.A. (“J.P. Morgan”). To accomplish this, J.P. Morgan anticipates transferring all of the custody accounts maintained by Custodial Trust Company (“CTC”) to J.P. Morgan, including, without limitation, any special custody accounts maintained by CTC to custody assets credited to one or more margin accounts at J.P. Morgan Clearing Corp., formerly known as, Bear, Stearns Securities Corp., (“JPMCC”). We expect the transfers to take place on June 15, 2009. It is anticipated that when all or most of the custody accounts are transferred to and managed by J.P. Morgan, CTC will cease providing custody services.
          To assist us in this endeavor, we request your consent to the transfer of your custody account(s) and any special custody accounts in which you have an interest from CTC to J.P. Morgan (each a “SCA”), the assignment of the custody agreement you currently have with CTC from CTC to J.P. Morgan and the novation of the special custody account agreement to which you are a party from CTC to J.P. Morgan. Liabilities incurred under the custody agreement prior to the assignment will remain the responsibility of CTC but any liabilities arising on or after the assignment will be assumed by J.P. Morgan. None of the terms of the custody agreement or the special custody account agreement will change as a result of the assignment or novation and the terms that governed any SCA or your custody account(s) at CTC will continue to govern those custody account(s) at J.P. Morgan. At the time you entered into the custody agreement with CTC you also entered into a master repurchase agreement (“MRA”) with J.P. Morgan Securities Inc. (formerly known as Bear, Stearns & Co. Inc.) which referenced the custody account(s) maintained for you by CTC. You may also have entered into a master securities loan agreement (the “MSLA”) with JPMCC which also references the custody account(s) maintained for you by CTC. In connection with the transfers discussed above, the MRA and the MSLA must be amended to change the references therein from CTC to J.P. Morgan.
          Documents titled “Consent to Assignment,” “Amendment” and “Novation and Transfer Agreement” are attached. After you have reviewed the documents, please execute them and return them to CTC and J.P. Morgan. You can return them either by fax or by scanning the executed documents and sending them via e-mail. In order to ensure an efficient transition for your accounts please execute and return the attached via fax or e-mail by April 30, 2009 to:
Albert Tornatore
J.P. Morgan
Tel: +212 272 4443
Fax: +917 849 1848
E-mail: Albert.Tornatore@jpmorgan.com
          After giving effect to the transfer of any SCAs and your custody account(s) to J.P. Morgan, there will be no immediate changes to the systems and platforms supporting these account(s) or the rates that currently apply to them. You will, however, notice some minor changes to the operational support of these accounts. Specifically:
•	The name on the relevant accounts at the Federal Reserve, Depository Trust Corporation (DTC), SWIFT, Euroclear and Citigroup will change to J.P. Morgan / CTC. Account numbers at these organizations will not change. It is not mandatory that you update the account name to process transactions. If an old name is used with the correct account number, the transaction will process appropriately.

•	Effective June 15, 2009, MORCOM users (formerly BearPrime®) will notice a new online Access Agreement.

•	There will be minor visual changes to MORCOM’s reports, statements and screens.

•	1099 and 1042 statements will now read “JPMorgan Chase Bank, N.A.” not “Custodial Trust Company.”

©2009 JPMorgan Chase & Co. All rights reserved.	JPMorgan Chase Bank, N.A.

J.P. Morgan
          Later this year CTC’s Operations Center will transfer to J.P. Morgan’s Worldwide Securities Services operations hub in Dallas, TX. This will enable us to better serve you and leverage our state-of-the-art securities processing center. Your trust administrator will provide you with additional information related to this move in late spring, 2009.
          As always, we are committed to providing you with an outstanding client experience. We value your business and appreciate your continued support. Should you have any questions please contact your CTC Trust Administrator.
Very truly yours,

Ben J. Szwalbenest	Brian Goldman
Chairman and Chief Executive Officer	Managing Director
Custodial Trust Company	J.P. Morgan, Worldwide Securities Services

©2009 JPMorgan Chase Co. All rights reserved.	JPMorgan Chase Bank, N.A.

J.P. Morgan
CONSENT TO ASSIGNMENT
The undersigned, owner of assets held in custody by Custodial Trust Company pursuant to agreement (the “Custody Agreement”), hereby consents to the assignment of the Custody Agreement by Custodial Trust Company (the “Assignor”) to JPMorgan Chase Bank, N.A. (the “Assignee”) upon the conditions that the (i) Assignee assumes all duties, liabilities and obligations of the Assignor arising under the Custody Agreement as of the effective date of such assignment and (ii) Assignor shall remain liable for any and all duties, liabilities and obligations arising under the Custody Agreement prior to the effective date of such assignment. For the avoidance of doubt, only the Custody Agreement between the undersigned and the Assignor shall be affected by this Consent to Assignment. Nothing contained herein may amend, alter or be incorporated into any other custody agreement between the undersigned and the Assignee.
This Consent to Assignment shall be governed by the laws of the State of New York without giving effect to its doctrine of conflict of laws.
This Consent to Assignment shall be effective as of June 15, 2009.
IN WITNESS WHEREOF, the undersigned, by its duly authorized representative, has duly executed and delivered this Consent to Assignment.
Laudus Rosenberg Long/Short Equity Fund
Name of Accountholder

By:

Name and Title:

Date:

©2009 JPMorgan Chase & Co. All rights reserved.	JPMorgan Chase Bank, N.A.

AMENDMENT
     AMENDMENT (this “Amendment”) dated as of April 2, 2009, to the Repurchase Agreement and the Securities Loan Agreement, if any, (as each such term is defined below) among the undersigned accountholder (the “Accountholder”), J.P. Morgan Securities Inc. (formerly known as Bear, Stearns & Co. Inc.) and J.P. Morgan Clearing Corp. (formerly known as Bear, Stearns Securities Corp.).
WHEREAS the Accountholder previously entered into a custody agreement (as amended, restated, or otherwise supplemented from time to time, the “Custody Agreement”) with Custodial Trust Company (“CTC”) which governs one or more custody accounts maintained, as of the date hereof, by CTC for the Accountholder (collectively, the “Account”);
WHEREAS the Accountholder has consented to the assignment of the Custody Agreement by CTC to JPMorgan Chase Bank, N.A. (“JPMCB”) and the transfer of the Account from CTC to JPMCB, effective as of June 15, 2009;
WHEREAS the Accountholder entered into a master repurchase agreement with J.P. Morgan Securities Inc. with regards to cash credited to the Account (as amended, restated, or otherwise supplemented from time to time, the “Repurchase Agreement”);
WHEREAS the Accountholder may have entered into a master securities loan agreement with J.P. Morgan Clearing Corp. in regards to securities held in the Account (if any and as amended, restated, or otherwise supplemented from time to time, the “Securities Loan Agreement,” and with the Repurchase Agreement, the “Agreements”); and
WHEREAS amendments to the Agreements contemplated hereby are necessary so that the undersigned can continue to benefit from the Agreements after the transfer of the Account from CTC to JPMCB;
NOW THEREFORE, in consideration of the mutual agreements contained in this Amendment, the parties agree as follows:
1. Amendment of the Agreements.
(a) Each reference in any of the Agreements to “Custodial Trust Company (“CTC”), a bank and trust company organized and existing under the laws of the State of New Jersey”, “Custodial Trust Company” and “CTC” is hereby replaced with “JPMorgan Chase Bank, N.A.”
(b) Each reference in any of the Agreements to the Accountholder’s “custody accounts at CTC” is hereby replaced with “custody accounts at JPMorgan Chase Bank, N.A. transferred from Custodial Trust Company, and any successor accounts thereof.”
2. Miscellaneous.
(a) This Amendment shall be effective as of June 15, 2009 (the “Effective Date”).
(b) Except for any amendment to the Agreements made pursuant to this Amendment, all terms and conditions of the Agreements will continue in full force and effect. As of the Effective Date, references to the Agreements will be to the Agreements, as amended by this Amendment.

(c) This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same agreement. A facsimile copy of an executed counterpart hereof shall have the same force and effect as an original executed counterpart hereof.
(d) THIS AMENDMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ANY CHOICE OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.
IN WITNESS WHEREOF, the parties have executed or have caused this Amendment to be executed and delivered by their respective duly authorized agents as of the date first above written.
J.P. MORGAN SECURITIES INC.

By:
Name and Title: Louis Lebedin, Managing Director and co-head of Prime Brokerage
J.P. MORGAN CLEARING CORP.

By:
Name and Title: Michael Minikes, Chief Executive Officer
Laudus Rosenberg Long/Short Equity Fund
Name of Accountholder

By:

Name and Title:

NOVATION AND TRANSFER AGREEMENT
     THIS NOVATION AND TRANSFER AGREEMENT (this “Agreement”), dated as of April 2, 2009, is made among Custodial Trust Company (“CTC”), JPMorgan Chase Bank, N.A. (“JPM”), J.P. Morgan Clearing Corp. (“Broker”) and the undersigned customer of Broker (“Customer”).
     WHEREAS, CTC, Broker and Customer entered into a Special Custody Account Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Special Custody Account Agreement”), to govern their rights and obligations with respect to one or more special custody accounts maintained at CTC for the Broker and Customer (collectively, the “Special Custody Account”); and
     WHEREAS, as of June 15, 2009 (the “Effective Date”) CTC, Broker, JPM and Customer wish to substitute, by novation, JPM in place of CTC for all purposes of the Special Custody Account Agreement.
     NOW, THEREFORE, CTC, Broker, JPM and Customer agree as follows:
     1. Novation. As of the Effective Date, the Special Custody Account Agreement is hereby novated with the effect that JPM is substituted for CTC for all purposes of the Special Custody Account Agreement.
     2. Assumption and Release. As of the Effective Date, JPM hereby accepts and assumes all of the rights and obligations of CTC under the Special Custody Account Agreement, and CTC hereby relinquishes and is hereby released and discharged from its rights and obligations under the Special Custody Account Agreement. As of the Effective Date, each of Broker and Customer shall have the same rights against, and owe the same obligations to, JPM that Broker and Customer, respectively, had against, and owed to, CTC in connection with the Special Custody Account Agreement prior to the Effective Date.
     3. Consent and Instruction to Transfer. In connection with the novation contemplated herein, as of the Effective Date, each of Broker and Client instructs CTC and JPM, respectively, to take any action reasonably necessary to transfer all of the assets credited to, and debits debited to, the Special Custody Account maintained by CTC immediately prior to the Effective Date, to JPM to debit and credit, respectively, to one or more special custody accounts maintained by JPM pursuant to the Special Custody Account Agreement, on and immediately after the Effective Date. CTC and JPM hereby consent to such transfer.
     4. Applicable Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York without reference to any choice of law rules that would result in the application of the law of any other jurisdiction.
     5. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same agreement. A facsimile copy of an executed counterpart hereof shall have the same force and effect as an original executed counterpart hereof.
[Signatures follow on next page]

     IN WITNESS WHEREOF, the parties hereto have caused this Novation and Transfer Agreement to be executed by their respective duly authorized representatives as of the date first written above.

CUSTODIAL TRUST COMPANY		JPMORGAN CHASE BANK, N.A.

By:		By:
Name:	Ben J. Szwalbenest	Name:	Brian Goldman
Title:	Chairman and Chief Executive Officer	Title:	Managing Director

Laudus Rosenberg Long/Short Equity Fund		J.P. MORGAN CLEARING CORP.
Name of Customer

By:
		Name:	Michael Minikes
		Title:	Chief Executive Officer

By:
Name:
Title: